Exhibit 10.25

Execution Version

THIS NOTE, ANY SHARES OF CAPITAL STOCK ISSUABLE UPON CONVERSION OF THIS NOTE OR ANY REPLACEMENT NOTES ISSUABLE UPON EXCHANGE OF THIS NOTE, IN EACH CASE, HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY APPLICABLE STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

CONVERTIBLE PROMISSORY NOTE

Original Principal Amount: $50,000,000

Issuance Date: January 9, 2023

Note No.: CN-001

FOR VALUE RECEIVED, Tigo Energy, Inc., a Delaware corporation (the “Issuer”), hereby promises to pay L1 Energy Capital Management S.à.r.l. or its registered assigns (the “Holder”) the amount set out above as the Original Principal Amount, as such amount may be reduced, without duplication, pursuant to any conversion, exchange or repayment effected in accordance with the terms hereof (the balance of such amount from time to time being the “Outstanding Principal Balance”), and any other amounts owed hereunder, when due, whether upon the Maturity Date, acceleration or otherwise (in each case in accordance with the terms hereof).

This Convertible Promissory Note (including all Replacement Notes (as defined below) issued in exchange, transfer or replacement hereof, this “Note”) is issued pursuant to, and subject to the terms and conditions of, the Purchase Agreement (as defined below). Capitalized terms used but not defined herein shall have the meanings set forth in the Purchase Agreement. This Note is one of the “Notes” issued pursuant to the Purchase Agreement, and the Holder is one of the “Purchasers” under the Purchase Agreement.

Section 1.      DEFINITIONS. The following terms used in this Note will have the respective meanings set forth below:

“Act” means the Securities Act of 1933, as amended from time to time, and any rules or regulations promulgated thereunder.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Applicable Rate” means five percent (5.00%).

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by Law to remain closed.

“Capital Stock” means, with respect to a specified Person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of, or interest in (howsoever designated), the equity of such Person.

“Change of Control Conversion Price” means, with respect to a Change of Control Event, an amount equal to the lesser of (i) Conversion Price and (ii) the price per share of the Common Equity of the Issuer implied by the definitive transaction agreement for such Change of Control Event.

“Change of Control Effective Time” means the “effective time” or similar point in time at which a Change of Control Event is consummated.

“Change of Control Event” means (i) a transaction or series of related transactions in which a Person, or a group of related Persons, acquires from stockholders of the Issuer shares representing more than fifty percent (50%) of the outstanding voting power of the Issuer, or (ii) a transaction that qualifies as a “Deemed Liquidation” as defined in the Seventeenth Amended and Restated Certificate of Incorporation of the Issuer, as amended, as of the date hereof. For the avoidance of doubt, a Public Company Event shall not constitute a Change of Control Event.

“Change of Control Notice” has the meaning specified in Section 5(a).

“Close of Business” means 5:00 p.m., New York City time.

“Common Equity” of any Person means, if such Person is a corporation, all common stock of such Person (including voting, limited voting and non-voting common stock) or, if such Person is not a corporation, the equivalent Capital Stock of such Person.

“Company Capitalization” means the aggregate number of outstanding shares of Common Equity of the Issuer as of the Issuance Date (assuming conversion of all securities convertible into Common Stock and exercise of all outstanding options and warrants), but excluding, for the avoidance of doubt, (i) the Conversion Securities issued upon conversion of the Notes, (ii) in the event of conversion in connection with or following a Public Company Event, any shares issued in connection with such Public Company Event, and (iii) in the event of a conversion in connection with or following a Change of Control Event, any shares issued in connection with such Change of Control Event), subject to adjustment in accordance with the provisions of Section 4 hereof.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Conversion Date” has the meaning specified in Section 3(a).

“Conversion Election Notice” means a written notice delivered by a Holder to the Issuer confirming that the Holder has elected to convert all or a portion of this Note pursuant to Section 3(a) or Section 5.

“Conversion Price” means an amount equal to the quotient of (x) the Valuation Amount divided by (y) the Company Capitalization, subject to adjustment in accordance with the provisions of Section 4 hereof.

“Conversion Securities” means, (i) with respect to any conversion in connection with or following a Public Company Event that is not a deSPAC Transaction, shares of the class of Common Equity that is registered under the Exchange Act in connection with such Public Company Event and listed for trading on a Principal Market, (ii) with respect to any conversion following a Public Company Event that is a deSPAC Transaction, Capital Stock of the SPAC (or any Successor Issuer) registered under the Exchange Act and listed for trading on a Principal Market into or for which the Common Equity of the Issuer as of immediately prior to such transaction was converted or exchanged, (iii) with respect to any conversion in connection with a Change of Control Event, shares of the Common Equity of the Issuer immediately prior to the Change of Control Effective Time.

“deSPAC Transaction” means a merger, acquisition or other business combination involving (i) the Issuer or any Successor Issuer and (ii) a SPAC, which results in the Common Equity of the Issuer as of immediately prior to such transaction being converted into or exchanged for securities of the SPAC (or any Successor Issuer) registered under Section 12(b) of the Exchange Act.

“Direct Listing” means the initial listing of the Common Equity of the Issuer or the Successor Issuer under Section 12(b) of the Exchange Act without a contemporaneous underwritten public offering. For the avoidance of doubt, a Direct Listing shall not be deemed to be an underwritten offering and shall not involve any underwriting services.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder promulgated by the SEC.

“Governmental Authority” means the government of the United States, any other nation, or any political subdivision thereof, whether state, provincial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies).

“Holder” has the meaning specified in the introductory paragraph.

“Interest Payment Date” means July 9th and January 9th of each year commencing on July 9th, 2023.

“Internal Reorganization Transaction” means a bona fide internal reorganization transaction pursuant to which (i) the Issuer either merges into a Successor Issuer or becomes a wholly owned subsidiary of a Successor Issuer and (ii) all or substantially all of the Common Equity of such Successor Issuer is owned, directly or indirectly, by Persons who were stockholders of the Issuer immediately prior to the consummation of such transaction, in substantially the same proportions as immediately prior to the consummation of such transaction.

“Issuance Date” means January 9, 2023.

“Issuer” has the meaning specified in the introductory paragraph; provided, however, that if any Successor Issuer or other Person assumes this Note pursuant to the terms hereof, such Successor Issuer or other Person shall be deemed to be the Issuer.

“Law” means any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, code, ruling, or order of, including the administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, or any agreement with, any Governmental Authority.

“Maturity Date” means January 9, 2026.

“Merger Event” means (i) any merger or other similar transaction to which the Issuer is a party as a result of which the Common Equity, in whole or in part, is converted into or exchanged for cash or securities of any Successor Issuer or (ii) the sale, lease, exchange, exclusive, irrevocable license or other transfer of all or substantially all of the Issuer’s properties or assets (as determined on a consolidated basis) to any Successor Issuer (other than among the Issuer and its subsidiaries), in each case, in which such event is not (A) a Change of Control Event for which a conversion pursuant Section 5 has been effected, (B) an Internal Reorganization Transaction or (C) a deSPAC Transaction.

“Note” has the meaning specified in the introductory paragraph.

“Note Obligations Amount” means, as of any date of determination, the sum of (i) the Outstanding Principal Balance plus (ii) any accrued and unpaid interest thereon to but not including such date.

“Notes” means this Note, together with all other convertible promissory notes issued pursuant to the Purchase Agreement and any notes issued in exchange, transfer or replacement of such other convertible promissory notes.

“Original Principal Amount” is the amount specified above the introductory paragraph of this Note.

“Outstanding Principal Balance” has the meaning specified in the introductory paragraph of this Note.

“Person” means any individual, corporation, limited liability company, partnership, trust, association or other entity.

“Principal Market” means the New York Stock Exchange, the Nasdaq Stock Market or any other national stock exchange on which the Conversion Securities are listed in connection with the applicable Public Company Event.

“Public Company Event” means any transaction pursuant to which the Common Equity of the Issuer (including any Successor Issuer) becomes registered under Section 12(b) of the Exchange Act, including, for the avoidance of doubt, an underwritten initial public offering, a deSPAC Transaction, a Merger Event in which the Issuer or the Successor Issuer has Common Equity registered under Section 12(b) of the Exchange Act or a Direct Listing.

“Purchase Agreement” means that certain Convertible Promissory Note Purchase Agreement, dated as of January 9, 2023, by and among the Issuer and the Purchasers listed on the Schedule of Purchasers thereto from time to time, as may be amended, restated, amended and restated or otherwise modified in accordance with its terms from time to time.

“Register” has the meaning specified in Section 10(d).

“Registered Notes” has the meaning specified in Section 10(d).

“Replacement Notes” has the meaning specified in Section 11(a).

“Requisite Holders” means Holders of a majority of the Outstanding Principal Balances of the Notes.

“Sanctioned Person” means at any time any person who is (i) listed on any Sanctions-related list of designated or blocked persons, (ii) the government of, a resident in, located in, or organized under the laws of a country or territory that is the subject of comprehensively restricted Sanctions (which includes, as of the date of this Agreement, Cuba, Iran, North Korea, Syria, the Crimea, and so-called Donetsk’s People’s Republic and Luhansk People’s Republic regions of Ukraine), (iii) fifty percent (50%) or more owned or controlled by any of the foregoing or otherwise the subject of any Sanctions where, under the relevant Sanctions, such ownership or control makes the relevant Person subject to Sanctions, and provided that a Person shall not be a Sanctioned Person under sub-paragraph (iii) of this definition where that Person has reasonably demonstrated to the Company (after consultation with its external counsel) that it has rebutted any presumption of ownership or control in accordance with Sanctions or in any related official guidance.

“Sanctions” means those applicable, economic and financial sanctions Laws, regulations, embargoes and restrictive measures administered or enforced by (i) the United States (including the U.S. Treasury Department’s Office of Foreign Assets Control), (ii) the European Union and its member states, (iii) the United Nations, (iv) the United Kingdom (including His Majesty’s Treasury) or (v) any other similar governmental authority of any of the forgoing with jurisdiction over the Company or any Company Subsidiary.

“SEC” means the U.S. Securities and Exchange Commission.

“SPAC” means a publicly traded special purpose acquisition company or other similar entity that is a “blank check” company under applicable U.S. securities laws.

“subsidiary” means, with respect to any specified Person (the “parent”) and as of any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with U.S. generally accepted accounting principles as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than fifty percent (50%) of the equity or more than fifty percent (50%) of the ordinary voting power or, in the case of a partnership, more than fifty percent (50%) of the general partnership interests are, as of such date, owned, Controlled or held, or (b) that is, as of such date, otherwise Controlled by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent and which is required by U.S. generally accepted accounting principles to be consolidated in the consolidated financial statements of the parent.

“Successor Issuer” means a Person who is a successor of the Issuer or a Person who issues Common Equity in any Internal Reorganization Transaction, deSPAC Transaction or Merger Event (other than a Change of Control Event) in which the Common Equity of the Issuer is converted into, or exchanged for, in whole or in part, Common Equity of such Person (including, for the avoidance of doubt, a parent of the surviving or acquiring person in such Internal Reorganization Transaction, deSPAC Transaction or Merger Event, as applicable).

“Taxes” means any and all taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Valuation Amount” means $550,000,000, less the aggregate amount of any cash dividends paid on the Capital Stock of the Company after the Issuance Date but on or prior to the applicable Conversion Date.

Section 2.      PAYMENTS OF PRINCIPAL AND INTEREST.

(a)            Unless earlier converted, exchanged or repaid in full, the Note Obligations Amount as of the Maturity Date shall be due and payable by the Issuer to the Holder on the Maturity Date.

(b)            During the term of this Note, interest shall accrue daily on the Outstanding Principal Balance at a rate equal to the Applicable Rate, as of each such date, from, and including, the Issuance Date to, but not including, the Maturity Date (or such earlier Conversion Date, if applicable). The accrual of interest on this Note as of any date will be calculated based on the Outstanding Principal Balance of this Note as of the Close of Business on the immediately preceding Interest Payment Date or, if there is no preceding Interest Payment Date, on the Issuance Date (in each case, less any amounts previously repaid or converted following such date from and after the date of such repayment or conversion). Interest shall accrue and shall be computed on the basis of a 360-day year composed of twelve (12) thirty (30)-day months.

(c)            Accrued and unpaid interest shall be payable by the Issuer semi-annually in arrears on each Interest Payment Date in cash by wire transfer of immediately available funds to an account designated in writing by Holder.

(d)            If, at any time, the rate or amount of interest or any other charge payable under this Note should exceed the maximum rate or amount permitted by applicable Law, then for such time as such rate or amount would be excessive, its application shall be suspended and there shall be charged instead the maximum rate or amount of interest permitted under such Law, and any excess interest or other charge paid by the Issuer or collected by the Holder shall be refunded to the Issuer or credited against the Outstanding Principal Balance of this Note, at the election of the Holder or as required by applicable Law.

(e)            All payments of interest and principal hereunder shall be in lawful money of the United States of America, applied first to interest and thereafter to the Outstanding Principal Balance of this Note. The Issuer may not voluntarily prepay or redeem this Note prior to the Maturity Date without the express written consent of the Holder, in the Holder’s sole discretion.

(f)            The Company shall not be required to make any payment of interest or principal hereunder if such payment violates or is prohibited by (in the written opinion of the Company’s outside counsel) any Sanctions; provided, however, that any such payments shall be held in trust (and funds segregated) in a manner deemed compliant with applicable Sanctions by the Company for and on behalf of Holder until such time as the applicable payment of interest or principal hereunder is not so prohibited (including as a result of transfer of this Note or an appropriate license having been obtained), in which case the applicable payment shall be promptly (but in any event within two Business Days of the expiration of such prohibition) paid to the applicable Holder.

Section 3.      CONVERSION.

(a)            The Holder may elect, at any time on or prior to the Maturity Date, to convert all or any portion of this Note into Conversion Securities on the terms, and subject to the conditions, set forth herein. In connection with any such election to convert, the Holder shall deliver notice to the Issuer (a “Conversion Election Notice”) specifying (i) the portion of the Outstanding Principal Balance of this Note to be converted into Conversion Securities, (ii) the date on which the conversion is to be effected (which date may be contingent upon the occurrence of a Change of Control Event or Public Company Event, if applicable) (the “Conversion Date”), which Conversion Election Notice shall be delivered no later than two Business Days prior to the proposed Conversion Date.

(b)            Except as otherwise provided in Section 5, on the Conversion Date specified in the Conversion Election Notice, this Note (or applicable portion thereof) shall be converted into such number of Conversion Securities as is equal to (1) the Outstanding Principal Balance (or portion thereof specified in the Conversion Election Notice) as of the Conversion Date divided by (2) the Conversion Price.

(c)            In connection with any conversion of this Note, the Holder shall promptly surrender this Note to the Issuer (or, in the case of the loss, theft or destruction of this Note, provide an indemnification undertaking with respect to this Note that is reasonably satisfactory to the Issuer) no later than the second Business Day immediately preceding the Conversion Date; provided that failure to timely surrender this Note shall toll but not release the Issuer of its obligations hereunder or delay the Conversion Date of this Note. Without limiting any of the foregoing, if the Holder fails to promptly surrender this Note to the Issuer (or in the case of the loss, theft or destruction of this Note, provide an indemnification undertaking with respect to this Note that is reasonably satisfactory to the Issuer) by the second (2nd) Business Day immediately preceding the Conversion Date, the Issuer will still be deemed to have converted this Note on such Conversion Date and shall hold, for the benefit of the Holder, the Conversion Securities or any other securities issued in exchange for, or upon conversion of, such Conversion Securities until receipt of the surrendered Note (or indemnification undertaking, as applicable).

(d)            The Issuer shall register (or cause to be registered with the Company’s transfer agent, if applicable) the Conversion Securities in the name of the Holder no later than the second Business Day immediately following the Conversion Date. The Holder shall be treated for all purposes as the beneficial owner of such Conversion Securities as of the Conversion Date. From and after the Conversion Date, this Note (or the portion hereof representing such Conversion Securities) shall be deemed to be satisfied by the Issuer and shall cease to be outstanding for any purpose whatsoever.

(e)            If the issuance of the Conversion Securities would result in the issuance of a fractional share of the Conversion Securities, such fractional share shall be forfeited.

(f)            The Issuer shall pay any transfer, stamp or similar Tax due on the issuance or delivery of the Conversion Securities upon conversion.

(g)            Delivery of Conversion Securities shall, unless otherwise requested in writing by the Holder and agreed by the Issuer, be by means of delivery of book entry shares to the account of the Holder or to the account of the securities intermediary of the Holder for the benefit of the Holder (to the extent the Holder delivers instructions with respect to delivery to a broker or similar securities intermediary to the Company in the Conversion Notice).

(h)            If the Holder is a Sanctioned Person as of the applicable Conversion Date (in the written opinion of the Company’s outside counsel), the obligation of the Company to issue Conversion Securities pursuant to this Note shall be suspended until such time as the issuance of Conversion Securities is not so prohibited, in which case the applicable Conversion Securities shall be promptly (but in any event within two Business Days of the expiration of such prohibition) delivered to the applicable Holder of this Note.

Section 4.      ADJUSTMENTS. The Company Capitalization, Conversion Price and Conversion Securities shall be subject to adjustment from time to time in accordance with this Section 4.

(a)            Subdivisions, Stock Dividends or Combinations. In case the Company shall at any time subdivide the outstanding Capital Stock or shall issue shares of Capital Stock as a stock dividend, the Company Capitalization shall be proportionately increased and the Conversion Price in effect prior to such subdivision or the issuance of such dividend shall be proportionately decreased, and in case the Company shall at any time combine the outstanding shares of Capital Stock, the Company Capitalization shall be proportionately decreased and the Conversion Price in effect immediately prior to such combination shall be proportionately increased, in each case effective at the close of business on the date of such subdivision, dividend or combination, as the case may be. The provisions of this Section 4(a) shall similarly apply to successive subdivisions, stock dividends or combinations.

(b)            Reclassification, Exchange, Substitution, In-Kind Distribution. Upon any reclassification, exchange, substitution or other event that results in a change of the number, series, class and/or type of the securities issuable upon conversion of this Note or upon the payment of a dividend on the Capital Stock in securities or property other than in cash or shares of Capital Stock, the Holder shall be entitled to receive, upon conversion of this Note, the number and kind of securities and property that the Holder would have received if this Note had been converted immediately before the record date for such reclassification, exchange, substitution, or other event or immediately prior to the record date for such dividend. The provisions of this Section 4(b) shall similarly apply to successive reclassifications, exchanges, substitutions, or other events and successive dividends.

(c)            Adjustment to Number of Conversion Securities. In the event the Conversion Price is adjusted under any provision of this Section 4, the number of Conversion Securities issuable pursuant to this Note shall automatically be adjusted in accordance with such section.

(d)            No Impairment. The Company shall not, by amendment of its organizational documents or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Note by the Company, but shall at all times in good faith assist in carrying out of all the provisions of this Note and in taking all such action as may be necessary or appropriate to protect the Holder’s rights under this Note against impairment.

(e)            Certificate of Adjustment. Upon the occurrence of each adjustment or readjustment pursuant to this Section 4, the Company shall, as promptly as reasonably practicable thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each Holder a certificate setting forth such adjustment or readjustment (including the Conversion Price, Company Capitalization and kind and amount of securities, cash or other property to be received upon conversion of the Note, as applicable) and showing in reasonable detail the facts upon which such adjustment or readjustment is based.

Section 5.      CHANGE OF CONTROL EVENTS.

(a)            Change of Control Event Notice. The Issuer shall deliver to the Holder a written notice of a Change of Control Event (the “Change of Control Notice”) no later than thirty (30) days prior to the anticipated Change of Control Effective Time. The date of the anticipated Change of Control Effective Time will be determined in good faith by the Issuer.

(b)            Election upon Change of Control. Following receipt of a Change of Control Notice, if this Note has not previously been converted, exchanged or repaid in full as of the Change of Control Effective Time, the Holder may elect to (i) convert this Note in full immediately prior to the Change of Control Effective Time into a number of shares of Common Equity of the Issuer equal to (A) the Note Obligations Amount as of the Change of Control Effective Time divided by (B) the Change of Control Conversion Price by delivering a Conversion Election Notice to the Issuer no later than five Business Days prior to the Change of Control Effective Time or (ii) require the Issuer to pay an amount in cash, concurrently with the closing of the Change of Control Event, equal to (A) the Outstanding Principal Balance as of immediately prior to the Change of Control Effective Time plus (B) the Make Whole Amount by delivering a notice of such election to the Issuer no later than five Business Days prior to the Change of Control Effective Time. For purposes of this Note, “Make Whole Amount” shall mean all unpaid interest (whether or not accrued) at the Applicable Rate that would have otherwise accrued and been payable by the Issuer under this Note had the Note remained outstanding through the Maturity Date.

Section 6.      MERGER COVENANT. In no event shall the Issuer effect an Internal Reorganization Transaction, a deSPAC Transaction or a Merger Event (other than a Change of Control Event) without the prior written consent of the Requisite Holders, unless (i) the Successor Issuer is properly classified as a U.S. corporation for U.S. federal income tax purposes and (ii) if the Issuer becomes a wholly owned subsidiary of a Successor Issuer in connection therewith, (x) the Successor Issuer becomes an additional obligor on the Notes (together with the Issuer) and expressly assumes this Note and the conversion obligations, if any, and payment obligations under this Note and (y) the Notes thereafter are convertible into the Common Equity of such Successor Issuer in accordance with the terms of and conditions of this Note.

Section 7.      AUTHORIZED SHARES. So long as this Note is outstanding, the Issuer shall, as of at or immediately prior to the applicable Conversion Date, take all action reasonably necessary, including amending the Issuer’s governing documents to authorize and reserve the requisite number of shares of Conversion Securities, for the purpose of effecting the conversion of this Note, such that the number of shares of Conversion Securities shall be duly and validly authorized, reserved (to the extent applicable) and available for issuance at the time of the conversion of this Note and the other Notes, as applicable, and upon issuance in accordance with the terms of this Note and the other Notes, as applicable, the Conversion Securities will be duly and validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under this Note and the other Notes, as applicable, the Issuer’s governing and stockholder documents, any “lock-up” or similar agreements entered into by the Holder and applicable federal and state securities Laws.

Section 8.      NO VOTING OR OTHER RIGHTS. This Note does not entitle the Holder to any voting rights or other rights as a stockholder of the Issuer unless and until (and only to the extent that) this Note is actually converted into Conversion Securities in accordance with its terms. In the absence of conversion of this Note into Conversion Securities, no provisions of this Note and no enumeration herein of the rights or privileges of the Holder shall cause the Holder to be a stockholder of the Issuer for any purpose.

Section 9.      AMENDMENTS. This Note, and any of the terms and provisions hereof, may be amended, waived or modified only in accordance with Section 8.9 of the Purchase Agreement.

Section 10.      TRANSFERS.

(a)            This Note may not be offered, sold, assigned or transferred by the Holder without the Issuer’s consent, which shall not be unreasonably withheld, conditioned or delayed; provided, that no such consent shall be required (i) in the case of an Affiliate Transfer (as defined below) or (ii) from and after the consummation of a Public Company Event, in the case of a transfer to one or more Qualified Institutional Buyers (as such term is defined in Rule 144A under the Act). Any offer, sale, assignment or other transfer of this Note in contravention of the provisions of this Section 10 shall be deemed to be null and void ab initio. The Holder shall comply with all applicable Laws (including Sanctions) in connection with any such transfer.

(b)            In connection with any assignment or transfer of this Note (in whole or in part), the transferee shall agree to be bound by, and shall become party to, the Purchase Agreement by execution of a counterpart signature page thereto. Any offer, sale, assignment or other transfer of this Note is also subject to the restrictive legends of this Note.

(c)            Notwithstanding anything to the contrary, the Holder may transfer this Note in whole or in part to (i) an Affiliate, or (ii) an affiliated investment fund or vehicle that is under common Control with the Holder (such transfer an “Affiliate Transfer”).

(d)            The Issuer shall maintain and keep updated a register (the “Register”) for the recordation of the names, email addresses and mailing addresses of the holder of each Note and the Outstanding Principal Balance of such Note (and any accrued interest) (the “Registered Notes”). The initial email address and mailing address for the Holder of this Note shall be the email address and mailing address set forth on the Holder’s signature page hereto and may be updated, from time to time, by written notice to the Issuer. The entries in the Register shall be conclusive and binding for all purposes absent manifest error. The Issuer and the holders of the Notes shall treat each Person whose name is recorded in the Register as the owner of the applicable Note for all purposes, including the right to receive payments hereunder, notwithstanding notice to the contrary. Upon the written request of the Holder, the Issuer shall provide to the Holder a copy of the portion of the Register related to the Holder and this Note and backup calculations for the values relating to this Note set forth in the Register. A Registered Note may be assigned or sold in whole or in part, to the extent explicitly permitted by this Section 10 and any other terms hereof, only by registration of such assignment or sale on the Register. Upon its receipt of a satisfactory request to assign or sell all or part of any Registered Note by the holder of the applicable Registered Note and the physical surrender of such applicable Registered Note to the Issuer, the Issuer shall record the information contained therein in the Register and issue one or more new Registered Notes, the aggregate Outstanding Principal Balance of which is the same as the entire Outstanding Principal Balance of the surrendered Registered Note, to the Transferee pursuant to Section 10.

(e)            Without in any way limiting the transfer restrictions set forth elsewhere in this Section 10, the Holder further agrees not to make any disposition of all or any portion of the Note unless and until the transferee has agreed in writing for the benefit of the Issuer to be bound by all of the terms of this Note and the Purchase Agreement.

Section 11.      REISSUANCE OF THE NOTE.

(a)            Transfer Procedures. If this Note is to be transferred as permitted under this Note, in whole or in part, the Holder shall surrender this Note to the Issuer, whereupon the Issuer will issue and deliver a new Note to the Transferee, representing the Outstanding Principal Balance of this Note being transferred by the Holder and, if less than the entire Outstanding Principal Balance of this Note held by the Holder is being transferred, a new Note to the Holder, representing the portion of the Outstanding Principal Balance not being transferred (each, a “Replacement Note” and collectively, the “Replacement Notes”). The Holder and the Transferee, by acceptance of this Note, acknowledge and agree that, following conversion or repayment of any portion of this Note, the Outstanding Principal Balance represented by this Note may be less than the Outstanding Principal Balance stated on the face of this Note.

(b)            Note Exchangeable for Different Denominations. This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Issuer, for one or more Replacement Notes representing in the aggregate the Outstanding Principal Balance of this Note in accordance with Section 11(d). Each such Replacement Note will represent such portion of such Outstanding Principal Balance (but in any event, not less than $200,000.00) as is designated by the Holder at the time of such surrender. The Original Principal Amount of this Note shall be allocated pro rata among such Replacement Notes based on the Outstanding Principal Balance of the surrendered Note.

(c)            Lost, Stolen, Destroyed or Mutilated Note. Upon receipt by the Issuer of evidence reasonably satisfactory to the Issuer of the loss, theft, destruction or mutilation of this Note and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Issuer in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Issuer shall execute and deliver to the Holder a Replacement Note (in accordance with Section 11(d)), representing the Outstanding Principal Balance of the surrendered Note.

(d)            Issuance of Replacement Notes. Whenever the Issuer is required to issue a Replacement Note pursuant to the terms of this Note, such Replacement Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such Replacement Note, the remaining Outstanding Principal Balance (or, in the case of a Replacement Note being issued pursuant to Section 11(a) or Section 11(b), the Outstanding Principal Balance designated by the Holder which, when added to the aggregate Outstanding Principal Balance represented by the other Replacement Notes issued in connection with such issuance, does not exceed the remaining Outstanding Principal Balance under this Note immediately prior to such issuance of Replacement Notes), (iii) shall be deemed to have an Original Principal Amount calculated in accordance with Section 11(b), (iv) shall have an issuance date, as indicated on the face of such Replacement Note, which is the same as the Issuance Date of this Note, (v) shall be deemed to have accrued its proportional share of the interest under this Note from the immediately preceding Interest Payment Date, (vi) shall have the same rights and conditions as this Note and (vii) shall be timely prepared and issued by the Issuer, but in no event shall the Issuer issue such Replacement Note more than five (5) Business Days after surrender of this Note or the receipt of the evidence reasonably satisfactory to the Issuer pursuant to Section 11(c), as the case may be.

Section 12.      EVENT OF DEFAULT; FAILURE OR INDULGENCE NOT WAIVER.

(a)            If there shall be any Event of Default (as defined in the Purchase Agreement) hereunder, at the option and upon the declaration of the Holder and upon written notice to the Company (which election and notice shall not be required in the case of an Event of Default under subsection (b) or (c) of the definition of Event of Default), this Note shall accelerate and all principal and unpaid accrued interest shall become due and payable.

(b)            In the event of any Event of Default hereunder, the Company shall pay all reasonable attorneys’ fees and court costs incurred by the Holder in enforcing and collecting this Note.

(c)            The Holder shall not by any act or omission be deemed to waive any of its rights or remedies under this Note unless such waiver shall be in writing and signed by the Holder (or deemed effective pursuant to the election of the Requisite Holders as set forth in this Note), and then only to the extent specifically set forth therein. No right or remedy herein conferred upon or reserved to the Holder is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by Law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law, in equity, in tort or otherwise, including injunctive relief or specific performance. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 13.      PROXY. Following the issuance, if any, of Conversion Securities, to the extent the Holder becomes a Sanctioned Person, such Holder hereby constitutes and appoints as the proxy of such Holder and hereby grants a power of attorney to the Chief Executive Officer of the Company, with full power of substitution, to vote the Conversion Securities of such Holder on any matter submitted to a vote of the shareholders of the Company with the votes to be cast to be in proportion to the votes cast by all other stockholders of the Company on each such matter for so long as the Holder is a Sanctioned Person. Each of the proxy and power of attorney granted pursuant to this Section 13 is given in consideration of the agreements and covenants of the Company and the parties in connection with the transactions contemplated by this Note and, as such, each is coupled with an interest and shall be irrevocable for so long as the Holder holds any Conversion Securities. The Holder shall not grant any other proxy or proxies with respect to the Conversion Securities, or deposit the Conversion Securities into any voting trust or enter into any other agreement, arrangement or understanding with any person, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of any of the Conversion Securities.

Section 14.      NOTICES AND PAYMENTS

(a)            Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be in writing and mailed or delivered to each party as follows: (i) if to the Holder, at the Holder’s email address or mailing address set forth in the Register, or (ii) if to the Issuer, at the mailing address or electronic mail address set forth on the Issuer’s signature page to the Purchase Agreement, or at such other mailing or electronic mail address as the Issuer shall have furnished to the Holders in writing from time to time, and a copy (which shall not constitute notice) shall be sent to:

White & Case LLP

609 Main Street

Houston, Texas 77002

Attention:	Colin Diamond

Laura Katherine Mann

Email:	cdiamond@whitecase.com; laurakatherine.mann@whitecase.com

All such notices and communications will be deemed sufficient upon delivery, when delivered personally, one Business Day after being deposited with an overnight courier service of recognized standing or upon delivery if sent via electronic mail.

(b)            Payments. Whenever any payment of cash is to be made by the Issuer to any Person pursuant to this Note, such payment shall be made in cash via wire transfer of immediately available funds. The Holder shall provide the Issuer with prior written notice setting out such request and the Holder’s wire transfer instructions. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day and, in the case of any Interest Payment Date which is not the date on which this Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of interest due on such date.

(c)            The Issuer will make all withholdings and deductions required by Law and will timely remit the full amount deducted or withheld to the relevant Tax authority in accordance with applicable Law.

Section 15.      WAIVER OF NOTICE. To the extent permitted by Law, unless otherwise provided herein, the Issuer hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.

Section 16.      FURTHER ASSURANCES. Each of the Holder and the Issuer shall take such further actions as are necessary to carry out the intent or the purposes of this Note (including executing and delivering further agreements, instruments and documents, including in connection with any Public Company Event or Change of Control Event) as the other party may reasonably request in order to consummate, complete and carry out the actions or transactions contemplated hereby and the intent of the parties hereunder.

Section 17.      GOVERNING LAW, JURISDICTION AND SEVERABILITY. This Note shall be governed by, and shall be construed in accordance with, the laws of the State of Delaware without regard to the conflicts of law provisions of the State of Delaware or of any other state that would result in the application of the laws of a state other than the State of Delaware. The Issuer hereby submits to the exclusive jurisdiction of the state and federal courts sitting in the State of Delaware for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by Law. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note.

Section 18.      ASSIGNMENT BY ISSUER. Except as permitted under this Note, including to a Successor Issuer in connection with an Internal Reorganization Transaction, a deSPAC Transaction or a Merger Event (other than a Change of Control Event), the rights, interests or obligations hereunder may not be assigned or delegated, by operation of law or otherwise, in whole or in part, by the Issuer without the prior written consent of the Requisite Holders.

Section 19.      INTERPRETATION. This Note shall be deemed to be jointly drafted by the Issuer and the Holder and shall not be construed against any Person as the drafter hereof. In this Note, unless otherwise indicated or the context otherwise requires, all words and personal pronouns relating thereto shall be read and construed as the number and gender of the party or parties required and the verb shall be read and construed as agreeing with the required word and pronoun; the division of this Note into Sections, clauses and sub-clauses and the use of headings and captions is for convenience of reference only and shall not modify or affect the interpretation or construction of this Note or any of its provisions; the words “herein,” “hereof,” “hereunder,” “hereinafter” and “hereto” and words of similar import refer to this Note as a whole and not to any particular Section, clause or sub-clause hereof; the words “include,” “including,” and derivations thereof shall be deemed to have the phrase “without limitation” attached thereto unless otherwise expressly stated; references to a specified Section, clause or sub-clause shall be construed as a reference to that specified Section, clause or sub-clause of this Note; and all references to “$” or “dollars” shall be deemed references to United States dollars.

[Signature Page Follows]

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed as of the Issuance Date set out above.

Tigo Energy, Inc.

By:	/s/ Bill Roeschlein
Name: Bill Roeschlein
Title: Chief Financial Officer and Secretary

Address:	655 Campbell Technology Parkway
Suite 150
Campbell, CA 95008

Email Address: bill.roeschlein@tigoenergy.com

ACCEPTED AND AGREED:

L1 ENERGY CAPITAL MANAGEMENT S.À.R.L.

By:	/s/ Maxime Nino
Name: Maxime Nino
Title: Director

Address: 1-3 boulevard de la Foire, L-1528 Luxembourg
Email Address: mnino@letterone.lu